Exhibit 10

THIRD AMENDMENT AND MODIFICATION TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT AND MODIFICATION TO LOAN AND SECURITY AGREEMENT (the “Amendment”) is made effective as of May 9, 2003, by and among BERGER HOLDINGS, LTD., a Pennsylvania corporation (“BHL”), BERGER FINANCIAL CORP., a Delaware corporation (“BFC”), BERGER BROS COMPANY, a Pennsylvania corporation (“BBC”), COPPER CRAFT, INC., a Texas corporation (“CCI”), WALKER METAL PRODUCTS, INC., a Georgia corporation (“WMPI”) (BHL, BFC, BBC, CCI and WMPI being each individually referred to as a “Borrower” and collectively as the “Borrowers”); and WACHOVIA BANK, NATIONAL ASSOCIATION (“Bank”).

BACKGROUND

A. Borrowers and Bank have previously entered into a certain Loan and Security Agreement dated June 13, 2002, as amended by (i) that certain Amendment and Modification to Loan Agreement dated August 19, 2002, and (ii) that certain Second Amendment and Modification to Loan Agreement dated January 31, 2003 (as the same may be amended, supplemented or restated from time to time, the “Loan Agreement”), pursuant to which, interalia, Bank agreed to extend to Borrowers certain credit facilities on the terms and conditions as further described therein.

B. Borrowers and Bank are entering into this Amendment to amend certain terms and conditions of the Loan Agreement.

C. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth for such terms in the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and intending to be legally bound hereby, the parties hereto agree as follows:

1. Funded Debt to EBITDA Ratio – Waiver. Bank hereby waives the Event of Default which occurred as a result of Borrowers’ failure to comply with the Funded Debt to EBITDA Ratio for the fiscal quarter ending December 31, 2002. Borrowers and Bank agree that nothing contained herein constitutes a waiver of, or an agreement or commitment by Bank to waive or release Borrowers from, compliance with any other terms, conditions or covenants of the Loan Agreement or the other Loan Documents or the financial covenants set forth in Section 15 of the Loan Agreement for any other period after the date hereof or an agreement or commitment by Bank to grant any future waivers or releases to Borrowers.

2. Funded Debt to EBITDA Ratio – Amendment. Section 15.2 of the Loan Agreement shall be and is hereby amended to read, in its entirety, as follows:

“15.2 Funded Debt to EBITDA Ratio. Borrowers will maintain a ratio of consolidated Funded Debt to consolidated EBITDA of not more than (a) 3.60 to 1.0 for the fiscal quarter ending March 31, 2003, (b) 3.60 to 1.0 for the fiscal quarter ending June 30, 2003, (c) 3.4 to 1.0 for the fiscal quarter ending September 30,

2003, and (d) 2.75 to 1.0 for the fiscal quarter ending December 31, 2003 and for each fiscal quarter end thereafter.”

3. Fixed Charge Coverage Ratio – Amendment. Section 15.3 of the Loan Agreement shall be and is hereby amended to read, in its entirety, as follows:

“15.3 Fixed Charge Coverage Ratio. Borrowers will maintain a Fixed Charge Coverage Ratio of not less than 1.15 to 1.0 for the fiscal quarter ending March 31, 2003 and for each fiscal quarter end thereafter. In addition, if Borrowers fail (i) to maintain a Fixed Charge Coverage Ratio of not less than 1.25 to 1.0 for any fiscal quarter, and (ii) to maintain a Funded Debt to EBITDA Ratio of not more than 2.50 to 1.0 for any fiscal quarter, Borrowers agree to pay to Bank a fee in the amount of $7,500 for such fiscal quarter, which fee will be due and payable at the end of the applicable fiscal quarter.”

4. Incentive Fee. Borrowers agree to pay to Bank an incentive fee in the amount of Seven Thousand Five Hundred Dollars ($7,500.00), which fee is fully earned and non-refundable and has been paid in full by Borrowers to Bank on May 1, 2003.

5. Confirmation of Collateral. Nothing contained herein shall be deemed to be a compromise, satisfaction, accord and satisfaction, novation or release of any of the Loan Documents, or any rights or obligations thereunder, or a waiver by Bank of any of its rights under the Loan Documents or at law or in equity. All liens, security interests, rights and remedies granted to Bank in Loan Documents are hereby ratified, confirmed and continued. Borrowers acknowledge and agree that the term “Loan Documents” as used in the Loan Agreement and any other documents executed in connection therewith shall include, without limitation, this Amendment.

6. Challenge to Enforcement. Borrowers acknowledge and agree that they do not have any defense, set-off, counterclaim or challenge against the payment of any sums owing under the Loan Documents, or the enforcement of any of the terms or conditions thereof.

7. Representation and Warranties. Each Borrower hereby represents and warrants, which representations and warranties shall survive until all Obligations are paid and satisfied in full, as follows:

(a) All representations and warranties of Borrowers set forth in the Loan Documents are true and complete as of the date hereof (except to the extent they relate to an earlier date).

(b) No Borrower has received any notice of default or event of default from any other lender, trustee or lessor with respect to any other loan, financing or lease agreement.

(c) The execution and delivery of this Amendment by Borrowers and all documents and agreements to be executed and delivered pursuant to the terms hereof:

(i) have been duly authorized by all requisite corporate action of each Borrower;

(ii) will not conflict with or result in the breach of or constitute a default or event of default under any Borrower’s Articles of Incorporation or By-Laws, or any applicable statute, law, rule, any regulation or ordinance or any indenture, mortgage, loan or other document or agreement to which any Borrower is a party or by which any of them is bound or affected; and

(iii) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Borrower, except liens in favor of the Bank or as permitted hereunder or under the Loan Documents.

8. Communications and Notices. All notices, requests and other communications made or given in connection with this Amendment shall be made in accordance with the provisions of the Loan Agreement.

9. Time of Essence. Time is of the essence of this Amendment.

10. No Waiver. Except as otherwise provided herein, nothing contained and no actions taken by Bank in connection herewith shall constitute nor shall they be deemed to be a waiver, release or amendment of or to any rights, remedies, or privileges afforded to Bank under the Loan Documents or under the UCC. Except as provided in Section 1 hereof, nothing herein shall constitute a waiver by Bank of any Borrower’s compliance with the terms of the Loan Documents, nor shall anything contained herein constitute an agreement by Bank to enter into any further amendments with Borrowers.

11. Inconsistencies. To the extent of any inconsistencies between the terms and conditions of this Amendment and the terms and conditions of the Loan Documents, the terms and conditions of this Amendment shall prevail. All terms and conditions of the Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrowers.

12. Binding Effect. This Amendment and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

13. Severability. The provisions of this Amendment and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

14. No Third Party Beneficiaries. The rights and benefits of this Amendment and the Loan Documents shall not inure to the benefit of any third party.

15. Modifications. No modifications of this Amendment or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

16. Holidays. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

17. Law Governing. This Amendment has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth, without regard to any rules or principles regarding conflicts of law or any rule or canon of construction which interprets agreements against the draftsman.

18. Headings. The headings of the Articles, Sections, paragraphs and clauses of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

19. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts, all of which taken together constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Any signature delivered via facsimile shall be deemed an original signature hereto.

20. Joint and Several. The obligations of Borrowers under this Amendment shall be joint and several obligations.

21. Waiver of Right to Trial by Jury. BORROWERS AND BANK WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AMENDMENT, (b) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (c) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWERS OR BANK WITH RESPECT TO THIS AMENDMENT OR ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWERS AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWERS AND BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWERS ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, intending to be legally bound hereby.

BORROWERS: BERGER HOLDINGS, LTD.

By:	/s/ FRANCIS E. WELLOCK, JR.
Francis E. Wellock, Jr., CFO

BERGER FINANCIAL CORP.

By:	/s/ FRANCIS E. WELLOCK, JR.
Francis E. Wellock, Jr., CFO

BERGER BROS COMPANY

By:	/s/ FRANCIS E. WELLOCK, JR.
Francis E. Wellock, Jr., CFO

COPPER CRAFT, INC.

By:	/s/ FRANCIS E. WELLOCK, JR.
Francis E. Wellock, Jr., CFO

WALKER METAL PRODUCTS, INC.

By:	/s/ FRANCIS E. WELLOCK, JR.
Francis E. Wellock, Jr., CFO

BANK: WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ PAUL A. PYFER
Paul A. Pyfer, Senior Vice President